Exhibit 4.3

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

No. 1	CUSIP No.: 88947E AK6

5.875% Senior Notes due 2022

TOLL BROTHERS FINANCE CORP.

a Delaware corporation

promises to pay to

or registered assigns the principal sum of THREE HUNDRED MILLION DOLLARS ($300,000,000) on February 15, 2022

5.875% Senior Notes due 2022

Interest Payment Dates: February 15	and August 15

Record Dates: February 1	and August 1

Authenticated:	Dated: February 7, 2012

TOLL BROTHERS FINANCE CORP.

[Seal]

By
Title:

By
Title:

THE BANK OF NEW YORK MELLON, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:

Authorized Signatory

Dated: February 7, 2012

TOLL BROTHERS FINANCE CORP.

5.875% SENIOR NOTES DUE 2022, Series A

1.	Interest.

TOLL BROTHERS FINANCE CORP. (the “Issuer”), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest semiannually on February 15 and August 15 of each year, commencing on August 15, 2011, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from February 7, 2012, provided that, if there is no existing Default in the payment of interest and if this Security is authenticated between a Record Date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special Record Date as may be fixed by the Issuer) to the Persons who are registered Holders of Securities at the close of business on the February 1 and August 1 (capitalized terms not defined herein have the meanings given to those terms in the Indenture). Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. Toll Brothers, Inc. (the “Company”) or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.	Indenture.

The Issuer issued the Securities under an Indenture dated as of February 7, 2012 (“Indenture”), among the Issuer, the Company, the other Guarantors and the Trustee. The terms of the Securities and the Guarantee include those stated in the Indenture (including those terms set forth in the Authorizing Resolution or supplemental indenture pertaining to the Securities of the Series of which this Security is a part) and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date of the Indenture. The Securities and the Guarantee are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolutions or supplemental indenture. Requests may be made to: Toll Brothers Finance Corp., c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Chief Financial Officer.

5.	Optional Redemption.

Prior to November 15, 2021, the Issuer may, at its option, redeem the Securities, in whole at any time or in part from time to time, on at least 30 but not more than 60 days’ prior notice at a redemption price equal to the greater of

•	100% of the principal amount of the Securities to be redeemed; and

•

the sum of the present values of the Remaining Scheduled Payments on the Securities being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

On and after November 15, 2021, the Securities are redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

The Issuer will also accrue interest on the Securities to the date of redemption. In determining the redemption price and accrued interest, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

If money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed is deposited with the Trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the Securities (or such portions thereof) called for redemption and such Securities (or such portions thereof) will cease to be outstanding.

If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange, or if the Securities are not so listed, on either a pro rata basis or by lot or by such method as the Trustee shall deem fair and appropriate. The Trustee shall make the selection from Securities outstanding and not previously called for redemption. Securities in denominations of $2,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 thereof) of the principal of Securities that have denominations larger than $2,000. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at the registered address of such Holder. On and after the redemption dates interest ceases to accrue on the Securities or portions thereof called for redemption, provided that if the Issuer shall default in the payment of such Securities at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

6.	Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of $2,000 and integral multiples of $1,000 thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption, except the unredeemed part thereof if the Security is redeemed in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

7.	Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

8.	Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment unless an abandoned property law designates another Person.

9.	Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture, the Guarantee or the Securities may be amended or supplemented by the Issuer with the consent of the Holders of at least a majority in principal amount of the outstanding Securities and any past default or compliance with any provision relating to the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without the consent of any Holder, the Issuer may amend or supplement the Indenture, the Guarantee or the Securities to cure any ambiguity, omission, defect or inconsistency, (provided such action does not adversely affect the rights of the Holders), to evidence the succession of another Person to the Issuer or any Guarantor, to add covenants of the Issuer or of the Guarantors under Article Four of the Indenture for the benefit of the Holders or to surrender rights or powers conferred upon the Issuer or the Guarantors by the Indenture, to add Events of Default for the benefit of the Holders, to change or eliminate any provisions of the Indenture, (provided such change or elimination shall become effective only when none of the Securities are outstanding), to add Guarantors, to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee, to close the Indenture as to authentication and delivery of additional Securities, to supplement Indenture provisions to permit or facilitate defeasance and discharge of the Securities, (provided such action does not adversely affect the rights of the Holders), to provide that specific Indenture provisions shall not apply to an unissued Series of Securities, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a Series and establish its terms, to remove a Guarantor, other than the Company, which, in accordance with the terms of the Indenture, ceases to be liable in respect of the Guarantee, or to make any other change, (provided such action does not adversely affect the rights of any Holder).

10.	Trustee Dealings With Company.

The Bank of New York Mellon, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

11.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

12.	Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

13.	Authentication.

This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

14.	Governing Law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

15.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below: I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your signature: (Sign exactly as your name appears on the other side of this Security)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

GUARANTEE

The Guarantors listed on Schedule I, attached hereto (the “Guarantors”), have unconditionally guaranteed, jointly and severally on a senior basis (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. No past, present or future stockholder, partner, member, officer, director, manager, general partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such Person’s status as stockholder, partner, member, officer, director, manager, general partner, employee or incorporator. Each holder of a Security by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee. Each holder of a Security by accepting a Security agrees that any Guarantor other than Toll Brothers, Inc. (the “Company”) shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

TOLL BROTHERS, INC.

By:
Title:

THE GUARANTORS LISTED ON SCHEDULE I, ATTACHED HERETO

By:
Title:

SCHEDULE I

THE GUARANTORS

Toll Brothers, Inc. (DE)	Toll Land Corp. No. 10 (DE)	Toll VA GP Corp. (DE)
110-112 Third Ave. Realty Corp. (NY)	Toll Land Corp. No. 20 (DE)	Toll VA Member Two, Inc. (DE)
Amwell Chase, Inc. (DE)	Toll Land Corp. No. 43 (DE)	Toll WA GP Corp. (WA)
ESE Consultants, Inc. (DE)	Toll Land Corp. No. 50 (DE)	Toll WestCoast LP Company, Inc. (DE)
Fairway Valley, Inc. (DE)	Toll Land Corp. No. 6 (PA)	Toll WestCoast Note Company, Inc. (DE)
First Brandywine Investment Corp. II (DE)	Toll Manhattan I, Inc. (NY)	Toll WV GP Corp. (WV)
First Brandywine Investment Corp. IV (DE)	Toll MD Builder Corp. (MD)	Toll YL, Inc. (CA)
First Huntingdon Finance Corp. (DE)	Toll MI GP Corp. (MI)	Warren Chase, Inc. (DE)
Franklin Farms G.P., Inc. (DE)	Toll Mid-Atlantic LP Company, Inc. (DE)	51 N. 8th Street L.P. (NY)
HQZ Acquisitions, Inc. (MI)	Toll Mid-Atlantic Note Company, Inc. (DE)	Audubon Ridge, L.P. (PA)
MA Limited Land Corporation (DE)	Toll Midwest LP Company, Inc. (DE)	Belmont Land, L.P. (VA)
SH Homes Corporation (MI)	Toll Midwest Note Company, Inc.(DE)	Binks Estates Limited Partnership (FL)
SI Investment Corporation (MI)	Toll MN GP Corp. (MN)	Blue Bell Country Club, L.P. (PA)
TB Proprietary Corp. (DE)	Toll NC GP Corp. (NC)	Broad Run Associates, L.P. (PA)
Tenby Hunt, Inc. (DE)	Toll NH GP Corp. (NH)	Buckingham Woods, L.P. (PA)
The Silverman Building Companies, Inc. (MI)	Toll NJX-I Corp. (DE)	CC Estates Limited Partnership (MA)
Toll Architecture I, P.A. (DE)	Toll Northeast LP Company, Inc. (DE)	Cold Spring Hunt, L.P. (PA)
Toll Architecture, Inc. (DE)	Toll Northeast Note Company, Inc. (DE)	Dominion Country Club, L.P. (VA)
Toll AZ GP Corp. (DE)	Toll Northeast Services, Inc. (DE)	Eagle Farm Limited Partnership (MA)
Toll Bros. of Arizona, Inc. (AZ)	Toll NV GP Corp. (NV)	Estates at Princeton Junction, L.P. (NJ)
Toll Bros. of North Carolina II, Inc. (NC)	Toll OH GP Corp. (OH)	Estates at Rivers Edge, L.P. (NJ)
Toll Bros. of North Carolina III, Inc. (NC)	Toll PA Builder Corp. (PA)	Fairfax Investment, L.P. (VA)
Toll Bros. of North Carolina, Inc. (NC)	Toll PA GP Corp. (PA)	Fairfax Station Hunt, L.P. (VA)
Toll Bros., Inc. (DE)	Toll PA II GP Corp. (PA)	Farmwell Hunt, L.P. (VA)
Toll Bros., Inc. (PA)	Toll PA III GP Corp. (PA)	First Brandywine Partners, L.P. (DE)
Toll Bros., Inc. (TX)	Toll Palmetto Corp. (DE)	Great Falls Hunt, L.P. (VA)
Toll Brothers AZ Construction Company (AZ)	Toll Peppertree, Inc. (NY)	Greenwich Chase, L.P. (NJ)
Toll Brothers Canada USA, Inc. (DE)	Toll Philmont Corporation (DE)	Hoboken Land LP (NJ)
Toll Brothers Real Estate, Inc. (PA)	Toll Realty Holdings Corp. I (DE)	Hockessin Chase, L.P. (DE)
Toll Buckeye Corp. (DE)	Toll Realty Holdings Corp. II (DE)	Huckins Farm Limited Partnership (MA)
Toll CA GP Corp. (CA)	Toll RI GP Corp. (RI)	Kensington Woods Limited Partnership (MA)
Toll Centennial Corp. (DE)	Toll SC GP Corp. (SC)	Laurel Creek, L.P. (NJ)
Toll CO GP Corp. (CO)	Toll Southeast LP Company, Inc. (DE)	Loudoun Valley Associates, L.P. (VA)
Toll Corp. (DE)	Toll Southeast Note Company, Inc. (DE)	NC Country Club Estates Limited Partnership (NC)
Toll Development Company, Inc. (MI)	Toll Southwest LP Company, Inc. (DE)	Toll NJ, L.P. (NJ)
Toll FL GP Corp. (FL)	Toll Southwest Note Company, Inc. (DE)	Toll Northville Limited Partnership (MI)
Toll GA GP Corp. (GA)	Toll TN GP Corp. (TN)	Toll NV Limited Partnership (NV)
Toll Golden Corp. (DE)	Toll TX GP Corp. (DE)	Toll NY LP (NY)
Toll Granite Corp. (DE)	Toll East Naples Limited Partnership (FL)	Toll NY II L.P. (NY)
Toll Holdings, Inc. (DE)	Toll Estero Limited Partnership (FL)	Toll NY III L.P. (NY)
Toll IL GP Corp. (IL)	Toll FL II Limited Partnership (FL)	Toll NY IV L.P. (NY)
Silverman-Toll Limited Partnership (MI)	Toll FL III Limited Partnership (FL)	Toll Orlando Limited Partnership (FL)
Somers Chase, L.P. (NY)	Toll FL IV Limited Partnership (FL)	Toll PA II, L.P. (PA)
Sorrento at Dublin Ranch I LP (CA)	Toll FL Limited Partnership (FL)	Toll PA III, L.P. (PA)
Sorrento at Dublin Ranch III LP (CA)	Toll FL V Limited Partnership (FL)	Toll PA IV, L.P. (PA)
South Riding, L.P. (VA)	Toll FL VI Limited Partnership (FL)	Toll PA IX, L.P. (PA)
South Riding Amberlea LP (VA)	Toll FL VII Limited Partnership (FL)	Toll PA V, L.P. (PA)
South Riding Partners Amberlea LP (VA)	Toll FL VIII Limited Partnership (FL)	Toll PA VI, L.P. (PA)
South Riding Partners, L.P. (VA)	Toll FL X Limited Partnership (FL)	Toll PA VIII, L.P. (PA)
Southport Landing Limited Partnership (CT)	Toll Ft. Myers Limited Partnership (FL)	Toll PA X, L.P. (PA)
Springton Pointe, L.P. (PA)	Toll GA LP (GA)	Toll PA XI, L.P. (PA)
Stone Mill Estates, L.P. (PA)	Toll Grove LP (NJ)	Toll PA XII, L.P. (PA)
Swedesford Chase, L.P. (PA)	Toll Hudson LP (NJ)	Toll PA XIII, L.P. (PA)
TBI/Naples Limited Partnership (FL)	Toll IL HWCC, L.P. (IL)	Toll PA XIV , L.P. (PA)
TBI/Palm Beach Limited Partnership (FL)	Toll IL II, L.P. (IL)	Toll PA XV, L.P. (PA)
The Bird Estate Limited Partnership (MA)	Toll IL III, L.P. (IL)	Toll PA, L.P. (PA)
The Estates at Brooke Manor Limited Partnership (MD)	Toll IL IV, L.P. (IL)	Toll Realty Holdings LP (DE)
	Toll IL WSB, L.P. (IL)	Toll RI II, L.P. (RI)

The Estates at Summit Chase, L.P. (CA)	Toll IL, L.P. (IL)	Toll RI, L.P. (RI)
Toll at Brier Creek Limited Partnership (NC)	Toll Jacksonville Limited Partnership (FL)	Toll SC II, L.P. (SC)
Toll at Honey Creek Limited Partnership (MI)	Toll Land IV Limited Partnership (NJ)	Toll SC III, L.P. (SC)
Toll at Westlake, L.P. (NJ)	Toll Land IX Limited Partnership (VA)	Toll SC IV, L.P. (SC)
Toll at Whippoorwill, L.P. (NY)	Toll Land Limited Partnership (CT)	Toll SC, L.P. (SC)
Toll Brooklyn L.P. (NY)	Toll Land V Limited Partnership (NY)	Toll Stonebrae LP (CA)
Toll Bros. of Tennessee, L.P. (TN)	Toll Land VI Limited Partnership (NY)	Toll VA II, L.P. (VA)
Toll Brothers AZ Limited Partnership (AZ)	Toll Land VII Limited Partnership (NY)	Toll VA III, L.P. (VA)
Toll CA II, L.P. (CA)	Toll Land X Limited Partnership (VA)	Toll VA IV, L.P. (VA)
Toll CA III, L.P. (CA)	Toll Land XI Limited Partnership (NJ)	Toll VA V, L.P. (VA)
Toll CA IV, L.P. (CA)	Toll Land XIV Limited Partnership (NY)	Toll VA VI, L.P. (VA)
Toll CA V, L.P. (CA)	Toll Land XIX Limited Partnership (CA)	Toll VA VII, L.P. (VA)
Toll CA VI, L.P. (CA)	Toll Land XV Limited Partnership (VA)	Toll VA, L.P. (VA)
Toll CA VII, L.P. (CA)	Toll Land XVI Limited Partnership (NJ)	Toll WA LP (WA)
Toll CA VIII, L.P. (CA)	Toll Land XVIII Limited Partnership (CT)	Toll WV LP (WV)
Toll CA IX, L.P. (CA)	Toll Land XX Limited Partnership (CA)	Toll YL II, L.P. (CA)
Toll CA X, L.P. (CA)	Toll Land XXI Limited Partnership (VA)	Toll YL, L.P. (CA)
Toll CA XI, L.P. (CA)	Toll Land XXII Limited Partnership (CA)	Toll-Dublin, L.P. (CA)
Toll CA XII, L.P. (CA)	Toll Land XXIII Limited Partnership (CA)	Village Partners, L.P. (PA)
Toll CA XIX, L.P. (CA)	Toll Land XXV Limited Partnership (NJ)	West Amwell Limited Partnership (NJ)
Toll CA, L.P. (CA)	Toll Land XXVI Limited Partnership (OH)	Wilson Concord, L.P. (TN)
Toll CO, L.P. (CO)	Toll Livingston at Naples Limited Partnership (FL)	110-112 Third Ave. GC II LLC (NY)
Toll CT Limited Partnership (CT)	Toll MA Land Limited Partnership (MA)	110-112 Third Ave. GC LLC (NY)
Toll CT II Limited Partnership (CT)	Toll MD Builder I, L.P. (MD)	1450 Washington LLC (NJ)
Toll CT III Limited Partnership (CT)	Toll MD Limited Partnership (MD)	1500 Garden St. LLC (NJ)
Toll DE LP (DE)	Toll MD V Limited Partnership (MD)	2301 Fallston Road LLC (MD)
Toll DE II LP (DE)	Toll MD VI Limited Partnership (MD)	5-01 — 5-17 48th Avenue GC II LLC (NY)
C.B.A.Z. Holding Company LLC (DE)	Toll MD VII Limited Partnership (MD)	5-01 — 5-17 48th Avenue GC LLC (NY)
Component Systems I LLC (DE)	Toll MD II Limited Partnership (MD)	5-01 — 5-17 48th Avenue II LLC (NY)
Component Systems II LLC (DE)	Toll MD III Limited Partnership (MD)	5-01 — 5-17 48th Avenue LLC (NY)
CWG Construction Company LLC (NJ)	Toll MD IV Limited Partnership (MD)	51 N. 8th Street GC II LLC (NY)
Dominion Valley Country Club I LLC (VA)	Toll MD IX Limited Partnership (MD)	51 N. 8th Street GC LLC (NY)
Dominion Valley Country Club II LLC (VA)	Toll MD VIII Limited Partnership (MD)	51 N. 8th Street I LLC (NY)
First Brandywine LLC I (DE)	Toll MD X Limited Partnership (MD)	700 Grove Street Urban Renewal, LLC (NJ)
First Brandywine LLC II (DE)	Toll MD XI Limited Partnership (MD)	Arbor Hills Development LLC (MI)
First Brandywine LLC III (DE)	Toll MI II Limited Partnership (MI)	Arthur’s Woods, LLC (MD)
First Brandywine LLC IV (DE)	Toll MI III Limited Partnership (MI)	Belmont Country Club I LLC (VA)
Frenchman’s Reserve Realty, LLC (FL)	Toll MI IV Limited Partnership (MI)	Belmont Country Club II LLC (VA)
Hatboro Road Associates LLC (PA)	Toll MI Limited Partnership (MI)	Block 255 LLC (NJ)
Hawthorn Woods Country Club II LLC (IL)	Toll MI V Limited Partnership (MI)	Brier Creek Country Club I LLC (NC)
Hoboken Cove LLC (NJ)	Toll MN II, L.P. (MN)	Brier Creek Country Club II LLC (NC)
Hoboken Land I LLC (DE)	Toll MN, L.P. (MN)	C.B.A.Z. Construction Company LLC (AZ)
Jacksonville TBI Realty LLC (FL)	Toll Naval Associates (PA)	Golf I Country Club Estates at Moorpark (CA)
Lighthouse Point Land Company, LLC (FL)	Toll NC, L.P. (NC)	Golf IIC Country Club Estates at Moorpark (CA)
Long Meadows TBI, LLC (MD)	Toll NC II LP (NC)	Paramount Village LLC (CA)
Longmeadow Properties LLC (MD)	Toll NC III LP (NC)	Toll MD III LLC (MD)
Martinsburg Ventures, L.L.C. (VA)	Toll NH Limited Partnership (NH)	Toll MD IV LLC (MD)
Mizner Realty, L.L.C. (FL)	Toll NJ Builder I, L.P. (NJ)	Toll NC Note II LLC
Naples TBI Realty, LLC (FL)	Toll NJ II, L.P. (NJ)	Toll Realty L.L.C.
Orlando TBI Realty LLC (FL)	Toll NJ III, L.P. (NJ)	Greens at Waynesborough, L.P. (PA)
Phillips Drive LLC (MD)	Toll NJ IV, L.P. (NJ)	Rose Hollow Crossing Associates (PA)
Prince William Land I LLC (VA)	Toll NJ V, L.P. (NJ)
Prince William Land II LLC (VA)	Toll NJ VI, L.P. (NJ)
PT Maxwell Holdings, LLC ((NJ)	Toll NJ VII, L.P. (NJ)
PT Maxwell, L.L.C. (NJ)	Toll NJ VIII, L.P. (NJ)
Regency at Denville LLC (NJ)	Toll NJ XI, L.P. (NJ)
Regency at Dominion Valley LLC (VA)	Toll Jupiter LLC (FL)
Regency at Long Valley I LLC (NJ)	Toll MA I LLC (MA)
Regency at Long Valley II LLC (NJ)	Toll MA II LLC (MA)
Regency at Mansfield I LLC (NJ)	Toll MD I, L.L.C. (MD)
Regency at Mansfield II LLC (NJ)	Toll MD II LLC (MD)
Regency at Washington I LLC (NJ)	Toll Midwest LLC (DE)
Regency at Washington II LLC (NJ)	Toll Morgan Street LLC (DE)
South Riding Realty LLC (VA)	Toll NC I LLC (NC)
SR Amberlea LLC (VA)	Toll NC IV LLC (NC)

SRLP II LLC (VA)	Toll NC Note LLC (NC)
Tampa TBI Realty LLC (FL)	Toll NC IV LLC (NC)
TB Kent Partners LLC (DE)	Toll NJ I, L.L.C. (NJ)
The Regency Golf Club I LLC (VA)	Toll NJ II, L.L.C. (NJ)
The Regency Golf Club II LLC (VA)	Toll NJ III, LLC (NJ)
The Ridges at Belmont Country Club I LLC (VA)	Toll North LV LLC (NV)
The Ridges at Belmont Country Club II LLC (VA)	Toll North Reno LLC (NV)
Toll Austin TX LLC (TX)	Toll NV Holdings LLC (NV)
Toll CA I LLC (CA)	Toll San Antonio TX LLC (TX)
Toll CA Note II LLC (CA)	Toll South LV LLC (NV)
Toll Cedar Hunt LLC (VA)	Toll South Reno LLC (NV)
Toll CO I LLC (CO)	Toll Southwest LLC (DE)
Toll Corners LLC (DE)	Toll Stratford LLC (VA)
Toll Dallas TX LLC (TX)	Toll TX Note LLC (TX)
Toll DE X II, LLC (DE)	Toll VA III L.L.C. (VA)
Toll EB, LLC (DE)	Toll VA L.L.C. (DE)
Toll Equipment, L.L.C. (DE)	Toll Van Wyck, LLC (NY)
Toll FL I, LLC (FL)	Toll Vanderbilt I LLC (RI)
Toll FL IV LLC (FL)	Toll Vanderbilt II LLC (RI)
Toll Glastonbury LLC (CT)	Toll-Dublin, LLC (CA)
Toll Henderson LLC (NV)	Toll West Coast LLC (DE)
Toll Hoboken LLC (DE)	Vanderbilt Capital LLC (RI)
Toll Houston TX LLC (TX)	Virginia Construction Co. I, LLC (VA)
Toll IN LLC (IN)	Virginia Construction Co. II, LLC (VA)
Toll Lexington LLC (NY)